Exhibit 99.1

CAREER EDUCATION CORPORATION REPORTS

RESULTS FOR THIRD QUARTER 2012

Company announces campus closures and workforce reductions to align with new long-term strategy.

Schaumburg, Ill. (November 8, 2012) – Career Education Corporation (NASDAQ: CECO) today reported total revenue of $332.8 million, and a net loss of $33.1 million, or -$0.50 per diluted share, for the third quarter of 2012 compared to total revenue of $428.4 million and net income of $10.6 million, or $0.14 per diluted share, for the third quarter of 2011.

“We are taking the difficult step of closing campuses and reducing our workforce because these measures are essential to advancing the turnaround of Career Education,” Chairman, President and Chief Executive Officer Steven H. Lesnik said. “To move forward successfully, we must align the organization to the new market realities in private postsecondary education.”

“As we rationally reduce the size and scope of the organization, we are ultimately positioning the Company to execute and embark upon our long-term strategic direction. Our strategy envisions a simplified and more nimble organization, fewer ground campuses, more differentiated brands serving distinct student populations and the leading student-centric, personalized learning technology in higher education. I am confident that this is the right strategic course for the Company and will ensure a leaner, stronger Career Education that continues to provide access to high-quality, career-focused postsecondary education long into the future.”

CONSOLIDATED RESULTS

Quarter Ended September 30, 2012

•	Total revenue was $332.8 million for the third quarter of 2012, a 22.3 percent decrease from $428.4 million for the third quarter of 2011.

•

An operating loss of $48.2 million was reported for the third quarter of 2012, compared to operating income of $19.9 million for the third quarter of 2011. The operating margin was -14.5 percent for the third quarter of 2012 versus 4.6 percent for the third quarter of 2011.

•

The loss from continuing operations for the third quarter of 2012 was $30.8 million, or -$0.47 per diluted share, versus income from continuing operations of $14.1 million, or $0.19 per diluted share, for the third quarter of 2011.

CEC ANNOUNCES 3Q12 RESULTS …PG 2

Year to Date Ended September 30, 2012

•	Total revenue was $1,135.9 million for the year to date ended September 30, 2012, compared to $1,445.0 million for the year to date ended September 30, 2011.

•

The operating loss for the year to date ended September 30, 2012 was $109.7 million, versus operating income of $208.1 million for the year to date ended September 30, 2011. The operating margin decreased to -9.7 percent for the year to date ended September 30, 2012, from 14.4 percent for the year to date ended September 30, 2011.

•

The loss from continuing operations for the year to date ended September 30, 2012, was $78.3 million, or -$1.18 per diluted share, compared to income from continuing operations of $138.1 million, or $1.83 per diluted share, for the year to date ended September 30, 2011.

The Company believes it is useful to present non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its core business. There are no significant items included for the third quarters ended 2012 or 2011. For the year to date ended September 30, 2012, on a non-GAAP basis, loss per diluted share from continuing operations was -$0.14, as compared to earnings per diluted share of $1.79 for the year to date ended September 30, 2011. (See table below and the GAAP to non-GAAP reconciliation attached to this press release for further details.)

The operating results for the years to date ended September 30, 2012 and 2011 include the following significant items:

	Significant Items (In Millions)	(Loss) Earnings per Diluted Share Impact
Year to Date Ended September 30, 2012
Goodwill and Intangible Asset Impairments	$84.4	$1.22
Asset Impairments	1.3	0.01
Insurance Recoveries	(19.0)	(0.19)

TOTAL	$66.7	$1.04

Year to Date Ended September 30, 2011
Goodwill and Intangible Asset Impairments	$2.7	$0.02
Insurance Recoveries	(7.0)	(0.06)

TOTAL	$(4.3)	$(0.04)

•

During the year to date ended September 30, 2012, the Company recorded non-cash goodwill and intangible asset impairment charges of $84.4 million, of which $42.9 million was reflected within Health Education and $41.5 million within Art & Design. In addition, $1.2 million of non-cash asset impairment charges were recorded resulting from the decision made in the second quarter of 2012 to teach out four campuses, primarily within Health Education. The operating results for the year to date ended September 30, 2011 included $2.7 million of non-cash goodwill and intangible asset impairment charges primarily related to accreditation rights impairment.

•

During the year to date ended September 30, 2012, the Company recorded a $19.0 million insurance recovery related to the settlement of claims under certain insurance policies. During the year to date ended September 30, 2011, the Company recorded a $7.0 million insurance recovery related to previously settled legal matters.

•

Excluding the significant items in the table above, the operating loss was $43.0 million for the year to date ended September 30, 2012 and the operating income was $203.8 million for the year to date ended September 30, 2011. Operating margin was -3.8 percent and 14.1 percent for the years to date ended September 30, 2012 and 2011, respectively.

CEC ANNOUNCES 3Q12 RESULTS …PG 3

CAMPUS CLOSURES AND WORKFORCE REDUCTIONS

A key component to the Company’s long-term strategy is to invest in a smaller number of institutions that have the strongest likelihood of delivering strong student outcomes, operational efficiency and strength in their market. As a result, the decision was made to close twenty-three campuses. These campuses are expected to contribute approximately $124.3 million of revenue and approximately $62.0 million of operating loss for the year ending December 31, 2012. The campuses will remain open to offer current students the ability to complete their course of study. The majority of these campuses are expected to cease operations no later than the first quarter of 2014. Along with these closures, the Company made the decision to eliminate approximately 900 positions across the organization as it reorganizes its campus and corporate functions to better align with the current student population and common operating structures across our ground campuses, most notably within our Career Schools. The position eliminations are expected to be completed by January 2013, with annual savings estimated at $45-$55 million. The fourth quarter operating results will include a pretax severance charge of approximately $7.0 million as a result of this decision.

CONSOLIDATED CASH FLOWS AND FINANCIAL POSITION

Cash Flows

Net cash flows provided by operating activities totaled $32.5 million for the year to date ended September 30, 2012, compared to $209.4 million for the year to date ended September 30, 2011.

Capital expenditures decreased to $29.5 million during the year to date ended September 30, 2012, from $67.4 million during the year to date ended September 30, 2011. Capital expenditures represented 2.6 percent and 4.6 percent of total revenue of continuing and discontinued operations during the years to date ended September 30, 2012 and 2011, respectively.

Financial Position

As of September 30, 2012 and December 31, 2011, cash and cash equivalents and short-term investments totaled $373.3 million and $441.2 million, respectively.

U.S. Credit Agreement

The Company’s $185 million U.S. Credit Agreement expired on October 31, 2012. The Company’s discussions surrounding the level and terms of a replacement facility are ongoing.

Stock Repurchase Program

During the third quarter of 2012, the Company did not repurchase any shares of its common stock. Year to date through September 30, 2012, the Company repurchased 6.1 million shares of its common stock for approximately $56.4 million at an average price of $9.29 per share.

As of September 30, 2012, approximately $183.3 million was available under the Company’s authorized stock repurchase program to repurchase outstanding shares of its common stock. Stock repurchases under this program may be made on the open market or in privately negotiated transactions from time to time, depending on various factors, including market conditions and corporate and regulatory requirements.

CEC ANNOUNCES 3Q12 RESULTS …PG 4

STUDENT POPULATION AND NEW STUDENT STARTS

Student Population

Total student population by reportable segment as of September 30, 2012 and 2011, was as follows:

	As of September 30,		% Change 2012 vs. 2011
	2012	2011
Student Population
CTU	22,600	25,100	-10%
AIU	14,900	17,100	-13%
Health Education	16,700	28,100	-41%
Culinary Arts	11,200	15,400	-27%
Art & Design	7,400	10,300	-28%
International	8,800	8,400	5%

Total Student Population	81,600	104,400	-22%

New Student Starts

New student starts by reportable segment for the quarters ended September 30, 2012 and 2011, were as follows:

	For the Quarters Ended September 30,		% Change 2012 vs. 2011
	2012	2011
New Student Starts
CTU	5,250	6,510	-19%
AIU	3,700	4,590	-19%
Health Education (1)	4,820	7,710	-37%
Culinary Arts (1)	3,920	5,480	-28%
Art & Design	1,200	1,870	-36%
International	4,750	4,440	7%

Total New Student Starts	23,640	30,600	-23%

(1)	The third quarter 2012 had one additional new student start as compared to the previous year quarter. Excluding this timing impact, the change in new student starts for Health Education and Culinary Arts would have been -53% and -36%, respectively.

CEC ANNOUNCES 3Q12 RESULTS …PG 5

CONFERENCE CALL INFORMATION

Career Education Corporation will host a conference call on Friday, November 9, 2012 at 10:00 a.m. Eastern time. Interested parties can access the live webcast of the conference call at www.careered.com in the Investor Relations section of the website. Participants can also listen to the conference call by dialing 800-580-9478 (domestic) or 630-691-2769 (international) and citing code 33496355. Please log-in or dial-in at least 10 minutes prior to the start time to ensure a connection. An archived version of the webcast will be accessible for 90 days at www.careered.com in the Investor Relations section of the website. A replay of the call will also be available for seven days by calling 888-843-7419 (domestic) or 630-652-3042 (international) and citing code 33496355.

ABOUT CAREER EDUCATION CORPORATION

The colleges, schools and universities that are part of the Career Education Corporation (“CEC”) family offer high-quality education to a diverse student population of more than 80,000 students across the world in a variety of career-oriented disciplines through online, on-ground and hybrid learning program offerings. The more than 90 campuses that serve these students are located throughout the United States and in France, the United Kingdom and Monaco, and offer doctoral, master’s, bachelor’s and associate degrees and diploma and certificate programs.

CEC is an industry leader whose institutions are recognized globally. Those institutions include, among others, American InterContinental University (“AIU”); Brooks Institute; Colorado Technical University (“CTU”); Harrington College of Design; INSEEC Group (“INSEEC”) Schools; International University of Monaco (“IUM”); International Academy of Design & Technology (“IADT”); Le Cordon Bleu North America (“LCB”); and Sanford-Brown Institutes and Colleges. Through its schools, CEC is committed to providing high-quality education, enabling students to graduate and pursue rewarding career opportunities.

For more information, see CEC’s website at www.careered.com. The website includes a detailed listing of individual campus locations and web links to CEC’s colleges, schools, and universities.

Except for the historical and present factual information contained herein, the matters set forth in this release, including statements identified by words such as “anticipate,” “believe,” “plan,” “expect,” “intend,” “project,” “will,” “potential” and similar expressions, are forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on information currently available to us and are subject to various assumptions, risks, uncertainties and other factors that could cause our results of operations, financial condition, cash flows, performance, business prospects and opportunities to differ materially from those expressed in, or implied by, these statements. Except as expressly required by the federal securities laws, we undertake no obligation to update or revise such factors or any of the forward-looking statements contained herein to reflect future events, developments or changed circumstances, or for any other reason. These risks and uncertainties, the outcomes of which could materially and adversely affect our financial condition and operations, include, but are not limited to, the following: changes in enrollment, student mix and average registered credits taken by students; our ability to implement effective cost reduction strategies; our ability to obtain a replacement credit facility on acceptable terms; our continued compliance with and eligibility to participate in Title IV Programs under the Higher Education Act of 1965, as amended, and the regulations thereunder (including the “90-10 Rule” and financial responsibility standards prescribed by the U.S. Department of Education), as well as national and regional accreditation standards and state regulatory requirements; our ability to obtain accrediting agency approvals for existing, changed or new programs and to successfully defend litigation and other claims brought against us; rulemaking by the U.S. Department of Education and increased focus by the U.S. Congress and governmental agencies on for-profit education institutions; and changes in the overall U.S. or global economy. Further information about these and other relevant risks and uncertainties may be found in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011 and its subsequent filings with the Securities and Exchange Commission.

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CEC ANNOUNCES 3Q12 RESULTS …PG 6

CONTACT

Investors:	Matthew Tschanz
Director, Corporate Finance
(847) 585-3899

Media:	Mark Spencer
Director, Corporate Communications
(847) 585-3802

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2012	December 31, 2011
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$242,828	$280,592
Short-term investments	130,495	160,607

Total cash and cash equivalents and short-term investments	373,323	441,199

Student receivables, net	65,021	60,573
Student receivables held for sale	1,019	—
Receivables, other, net	1,672	2,914
Prepaid expenses	75,183	62,399
Inventories	9,157	11,356
Deferred income tax assets, net	10,940	10,940
Other current assets	5,214	17,769
Assets of discontinued operations	3,441	3,328

Total current assets	544,970	610,478

NON-CURRENT ASSETS:
Property and equipment, net	317,484	349,788
Goodwill	131,862	212,626
Intangible assets, net	74,032	77,186
Student receivables, net	8,016	9,297
Deferred income tax assets, net	9,452	9,522
Other assets, net	42,293	30,122
Assets of discontinued operations	16,920	17,101

TOTAL ASSETS	$1,145,029	$1,316,120

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of capital lease obligations	$306	$844
Accounts payable	53,237	48,408
Accrued expenses:
Payroll and related benefits	39,359	41,853
Advertising and production costs	20,993	17,717
Other	48,542	67,271
Deferred tuition revenue	135,483	144,947
Liabilities of discontinued operations	12,843	8,403

Total current liabilities	310,763	329,443

NON-CURRENT LIABILITIES:
Capital lease obligations, net of current maturities	—	207
Deferred rent obligations	97,766	102,079
Other liabilities	35,894	40,365
Liabilities of discontinued operations	28,842	37,935

Total non-current liabilities	162,502	180,586

SHARE-BASED AWARDS SUBJECT TO REDEMPTION	99	110

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock	816	820
Additional paid-in capital	599,534	590,965
Accumulated other comprehensive loss	(9,015)	(5,136)
Retained earnings	294,315	375,607
Cost of shares in treasury	(213,985)	(156,275)

Total stockholders’ equity	671,665	805,981

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,145,029	$1,316,120

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(In thousands, except per share amounts and percentages)

	For the Quarters Ended September 30,
	2012	% of Total Revenue	2011 (1)	% of Total Revenue
REVENUE:
Tuition and registration fees	$326,464	98.1%	$417,420	97.4%
Other	6,293	1.9%	10,991	2.6%

Total revenue	332,757		428,411

OPERATING EXPENSES:
Educational services and facilities	133,206	40.0%	152,727	35.6%
General and administrative	227,369	68.3%	233,647	54.5%
Depreciation and amortization	20,429	6.1%	22,156	5.2%
Goodwill and asset impairment	—	0.0%	—	0.0%

Total operating expenses	381,004	114.5%	408,530	95.4%

Operating (loss) income	(48,247)	-14.5%	19,881	4.6%

OTHER INCOME (EXPENSE):
Interest income	686	0.2%	263	0.1%
Interest expense	(22)	0.0%	(44)	0.0%
Miscellaneous income	77	0.0%	183	0.0%

Total other income	741	0.2%	402	0.1%

PRETAX (LOSS) INCOME	(47,506)	-14.3%	20,283	4.7%
(Benefit from) provision for income taxes	(16,675)	-5.0%	6,215	1.5%

(LOSS) INCOME FROM CONTINUING OPERATIONS	(30,831)	-9.3%	14,068	3.3%
Loss from discontinued operations, net of tax	(2,315)	-0.7%	(3,434)	-0.8%

NET (LOSS) INCOME	(33,146)	-10.0%	10,634	2.5%

OTHER COMPREHENSIVE INCOME (LOSS), net of tax:
Foreign currency translation adjustments	743		(11,761)
Unrealized losses on investments	(206)		(6)

Total other comprehensive income (loss)	537		(11,767)

COMPREHENSIVE LOSS	$(32,609)		$(1,133)

NET (LOSS) INCOME PER SHARE - DILUTED:
(Loss) income from continuing operations	$(0.47)		$0.19
Loss from discontinued operations	(0.03)		(0.05)

Net (loss) income per share	$(0.50)		$0.14

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	66,100		74,058

(1)	In November 2011, the Company sold its ownership interest in Istituto Marangoni. As a result, all prior period results have been recast to include Istituto Marangoni as a component of discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(In thousands, except per share amounts and percentages)

	For the Years to Date Ended September 30,
	2012	% of Total Revenue	2011 (1)	% of Total Revenue
REVENUE:
Tuition and registration fees	$1,112,950	98.0%	$1,396,557	96.6%
Other	22,910	2.0%	48,432	3.4%

Total revenue	1,135,860		1,444,989

OPERATING EXPENSES:
Educational services and facilities	431,739	38.0%	476,370	33.0%
General and administrative	667,618	58.8%	695,313	48.1%
Depreciation and amortization	60,555	5.3%	62,563	4.3%
Goodwill and asset impairment	85,661	7.5%	2,676	0.2%

Total operating expenses	1,245,573	109.7%	1,236,922	85.6%

Operating (loss) income	(109,713)	-9.7%	208,067	14.4%

OTHER INCOME (EXPENSE):
Interest income	1,426	0.1%	749	0.1%
Interest expense	(87)	0.0%	(120)	0.0%
Miscellaneous income	—	0.0%	1,968	0.1%

Total other income	1,339	0.1%	2,597	0.2%

PRETAX (LOSS) INCOME	(108,374)	-9.5%	210,664	14.6%
(Benefit from) provision for income taxes	(30,109)	-2.7%	72,582	5.0%

(LOSS) INCOME FROM CONTINUING OPERATIONS	(78,265)	-6.9%	138,082	9.6%
(Loss) income from discontinued operations, net of tax	(3,039)	-0.3%	940	0.1%

NET (LOSS) INCOME	(81,304)	-7.2%	139,022	9.6%

OTHER COMPREHENSIVE (LOSS) INCOME, net of tax:
Foreign currency translation adjustments	(3,553)		(269)
Unrealized (losses) gains on investments	(326)		40

Total other comprehensive loss	(3,879)		(229)

COMPREHENSIVE (LOSS) INCOME	$(85,183)		$138,793

NET (LOSS) INCOME PER SHARE - DILUTED:
(Loss) income from continuing operations	$(1.18)		$1.83
(Loss) income from discontinued operations	(0.05)		0.01

Net (loss) income per share	$(1.23)		$1.84

DILUTED WEIGHTED AVERAGE SHARES OUTSTANDING	66,325		75,518

(1)	In November 2011, the Company sold its ownership interest in Istituto Marangoni. As a result, all prior period results have been recast to include Istituto Marangoni as a component of discontinued operations.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	For the Years to Date Ended September 30,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(81,304)	$139,022
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Goodwill and asset impairment	85,661	2,676
Loss on pending sale of student receivables	930	—
Depreciation and amortization expense	60,555	63,319
Bad debt expense	28,967	40,909
Compensation expense related to share-based awards	7,302	11,884
Loss (gain) on disposition of property and equipment	293	(1,794)
Changes in operating assets and liabilities	(69,910)	(46,599)

Net cash provided by operating activities	32,494	209,417

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale investments	(117,188)	(149,234)
Sales of available-for-sale investments	146,873	148,934
Purchases of property and equipment	(29,496)	(67,444)
Proceeds on the sale of assets	—	6,259
Business acquisition, net of acquired cash	(3,094)	—
Other	(1,533)	40

Net cash used in investing activities	(4,438)	(61,445)

CASH FLOWS FROM FINANCING ACTIVITIES:
Purchase of treasury stock	(56,431)	(137,033)
Issuance of common stock	1,262	3,827
Tax benefit associated with stock option exercises	—	377
Payments of assumed loans upon business acquisition	(318)	—
Payments of contingent consideration	(5,818)	(12,589)
Payments of capital lease obligations	(741)	(855)

Net cash used in financing activities	(62,046)	(146,273)

EFFECT OF FOREIGN CURRENCY EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS:	(3,774)	(2,080)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(37,764)	(381)
DISCONTINUED OPERATIONS CASH ACTIVITY INCLUDED ABOVE:
Add: Cash balance of discontinued operations, beginning of the period	—	28,838
Less: Cash balance of discontinued operations, end of the period	—	36,428
CASH AND CASH EQUIVALENTS, beginning of the period	280,592	260,644

CASH AND CASH EQUIVALENTS, end of the period	$242,828	$252,673

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Quarters Ended September 30,
	2012	2011 (1)
REVENUE:
CTU	$88,976	$100,477
AIU	71,204	85,787
Health Education	65,399	102,195
Culinary Arts	54,583	73,686
Art & Design	37,914	49,686
International	14,665	16,664
Corporate and Other	16	(84)

Total	$332,757	$428,411

OPERATING (LOSS) INCOME:
CTU (2)	$9,712	$16,755
AIU	1,084	12,430
Health Education	(28,468)	(3,632)
Culinary Arts	(10,722)	3,800
Art & Design	(7,963)	2,557
International	(6,444)	(3,064)
Corporate and Other	(5,446)	(8,965)

Total	$(48,247)	$19,881

OPERATING MARGIN (LOSS):
CTU	10.9%	16.7%
AIU	1.5%	14.5%
Health Education	-43.5%	-3.6%
Culinary Arts	-19.6%	5.2%
Art & Design	-21.0%	5.1%
International	-43.9%	-18.4%

Total	-14.5%	4.6%

(1)	In November 2011, the Company sold its ownership interest in Istituto Marangoni. As a result, all prior period results have been recast to include Istituto Marangoni as a component of discontinued operations.

(2)	Third quarter 2011 included a $5.0 million accrual for an estimate for potential reimbursement of government funds which was subsequently settled in the third quarter of 2012 for approximately $3.6 million.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED SELECTED SEGMENT INFORMATION

(In thousands, except percentages)

	For the Years to Date Ended September 30,
	2012	2011 (1)
REVENUE:
CTU	$283,750	$330,603
AIU	238,985	288,092
Health Education	232,375	328,329
Culinary Arts	176,430	248,718
Art & Design	125,636	170,962
International	78,634	78,630
Corporate and Other	50	(345)

Total	$1,135,860	$1,444,989

OPERATING (LOSS) INCOME:
CTU (2)	$40,272	$87,016
AIU	22,623	66,384
Health Education (3)	(107,565)	11,379
Culinary Arts	(15,171)	30,741
Art & Design (4)	(55,823)	20,627
International	4,275	8,729
Corporate and Other (5)	1,676	(16,809)

Total	$(109,713)	$208,067

OPERATING MARGIN (LOSS):
CTU	14.2%	26.3%
AIU	9.5%	23.0%
Health Education	-46.3%	3.5%
Culinary Arts	-8.6%	12.4%
Art & Design	-44.4%	12.1%
International	5.4%	11.1%

Total	-9.7%	14.4%

(1)	In November 2011, the Company sold its ownership interest in Istituto Marangoni. As a result, all prior period results have been recast to include Istituto Marangoni as a component of discontinued operations.

(2)	Year to date 2011 included a $5.0 million accrual for an estimate for potential reimbursement of government funds which was subsequently settled in the third quarter of 2012 for approximately $3.6 million.

(3)	Year to date 2012 includes a $41.9 million non-cash goodwill impairment charge, a $1.1 million non-cash asset impairment charge associated with the decision to teach out three campuses and a $1.0 million non-cash trade name impairment charge. 2011 results include a $2.0 million non-cash charge related to the impairment of certain accreditation rights.

(4)	Year to date 2012 includes a $41.5 million non-cash goodwill impairment charge. 2011 results include a $0.5 million non-cash charge related to the impairment of accreditation rights.

(5)	Year to date 2012 includes a $19.0 million insurance recovery related to the settlement of claims under certain insurance policies. Year to date 2011 includes a $7.0 million insurance recovery related to previously settled legal matters.

CAREER EDUCATION CORPORATION AND SUBSIDIARIES

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP ITEMS (1)

(In millions, except share and per share amounts)

	For the Years to Date Ended September 30,
	2012		2011
	Operating Loss	Loss per Diluted Share (2)	Operating Income	Earnings per Diluted Share (2)
As Reported	$(109.7)	$(1.18)	$208.1	$1.83
Reconciling Items:
Goodwill and Intangible Asset Impairments (3)	84.4	1.22	2.7	0.02
Asset Impairments (4)	1.3	0.01	—	—
Insurance Recoveries (5)	(19.0)	(0.19)	(7.0)	(0.06)

Adjusted to Exclude Significant Items	$(43.0)	$(0.14)	$203.8	$1.79

Diluted Weighted Average Shares Outstanding		66,325		75,518

(1)	The Company believes it is useful to present non-GAAP financial measures which exclude certain significant items as a means to understand the performance of its core business. As a general matter, the Company uses non-GAAP financial measures in conjunction with results presented in accordance with GAAP to help analyze the performance of its core business, assist with preparing the annual operating plan, and measure performance for some forms of compensation. In addition, the Company believes that non-GAAP financial information is used by analysts and others in the investment community to analyze the Company’s historical results and to provide estimates of future performance and that failure to report non-GAAP measures could result in a misplaced perception that the Company’s results have underperformed or exceeded expectations.

Non-GAAP financial measures when viewed in a reconciliation to corresponding GAAP financial measures, provides an additional way of viewing the Company’s results of operations and the factors and trends affecting the Company’s business. Non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, the corresponding financial results presented in accordance with GAAP.

(2)	(Loss) earnings per diluted share is based on (loss) income from continuing operations and assumes a 35% tax rate for each deductible item.

(3)	Year to date ended September 30, 2012 includes non-cash goodwill and intangible asset impairment charges totaling $84.4 million, of which $74.5 million is non-deductible for income tax purposes, applicable to Health Education ($42.9) and Art & Design ($41.5). Year to date ended September 30, 2011 includes a $2.7 million non-cash impairment charge primarily related to accreditation rights.

(4)	Year to date ended September 30, 2012 primarily includes non-cash asset impairment charges of $1.2 million associated with the decision to teach out three Health Education campuses ($1.1) and one AIU campus ($0.1).

(5)	Year to dated ended September 30, 2012 includes a $19.0 million insurance recovery related to the settlement of claims under certain insurance policies. Year to date ended September 30, 2011 includes a $7.0 million insurance recovery related to previously settled legal matters.